UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2010
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices / Zip Code)
(404) 364-9400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On April 19, 2010, Lodgian, Inc., a Delaware corporation (“Lodgian”), completed its merger (the “Merger”) with LSREF Lodging Merger Co., Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of LSREF Lodging Investments, LLC, a Delaware limited liability company (“Purchaser”), pursuant to that certain Agreement and Plan of Merger, dated January 22, 2010, by and among Purchaser, Merger Sub and Lodgian (the “Merger Agreement”). As a result of the Merger, Lodgian is now a wholly-owned subsidiary of Purchaser. Purchaser is controlled by an affiliate of Lone Star Real Estate Fund (U.S.), L.P., a Delaware limited partnership.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, Lodgian notified NYSE Amex Equities on April 19, 2010 that each share of common stock of Lodgian (the “Common Stock”) was cancelled and automatically converted into the right to receive $2.50 per share in cash, without interest (other than shares held by Purchaser or Merger Sub or by Lodgian as treasury stock), and requested that NYSE Amex Equities file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NYSE Amex Equities filed the Form 25 on April 20, 2010. Trading of the Common Stock on NYSE Amex Equities was suspended as of the closing of trading on April 19, 2010. Lodgian will file with the Securities and Exchange Commission a Certification on Form 15 under the Exchange Act, requesting that the Common Stock be deregistered and that Lodgian’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03 Material Modification to Rights of Security Holders.
Effective as of the closing of the Merger, each share of Common Stock (other than shares held by Purchaser or Merger Sub or by Lodgian as treasury stock) was cancelled and automatically converted into the right to receive $2.50 in cash, without interest and less any applicable withholding taxes (other than shares held by Purchaser or Merger Sub or by Lodgian as treasury stock).
Item 5.01 Changes in Control of Registrant.
On April 19, 2010, Purchaser consummated the acquisition of Lodgian through the Merger of Merger Sub with and into Lodgian. Lodgian is the surviving corporation in the Merger and is a direct wholly-owned subsidiary of Purchaser.
The aggregate purchase price paid for all equity securities of Lodgian was approximately $54 million. The purchase price was funded by cash of Purchaser.

A copy of the press release issued by Lone Star Funds on April 19, 2010 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, all the directors of Lodgian prior to the Merger voluntarily resigned from Lodgian’s board of directors effective as of the effective time of the Merger on April 19, 2010.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the effective time of the Merger, on April 19, 2010, the certificate of incorporation of Merger Sub immediately prior to the Merger became the certificate of incorporation of Lodgian (except with respect to the name of Lodgian and the director indemnification provisions) and Lodgian amended and restated its bylaws to be in the form of the bylaws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.
Copies of the Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of Lodgian, Inc.

3.2	Second Amended and Restated Bylaws of Lodgian, Inc.

99.1	Press Release issued by Lone Star Funds on April 19, 2010 announcing the consummation of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Lodgian, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lodgian, Inc.
(Registrant)

Dated: April 19, 2010	By :	/s/ Daniel E. Ellis

	Name:	DANIEL E. ELLIS
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Lodgian, Inc.

3.2	Second Amended and Restated Bylaws of Lodgian, Inc.

99.1	Press Release issued by Lone Star Funds on April 19, 2010 announcing the consummation of the Merger.